Exhibit 15.3

KPMG LLP
Chartered Accountants	Telephone (403) 691-8000
2700 205 - 5th Avenue SW	Telefax (403) 691-8008
Calgary AB T2P 4B9	Internet www.kpmg.ca

Exhibit 15.3

April 27, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Commission File Number: 333-121627 – Harvest Operations Corp.

We were previously auditors for Harvest Operations Corp. and, under the date of February 29, 2012, we reported on the consolidated statement of financial position of Harvest Operations Corp. as at December 31, 2010 and January 1, 2010, the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the year ended December 31, 2010. We have read the statements included under Item 16F of Harvest Operations Corp.’s Form 20-F dated April 27, 2012, and we agree with such statements related to KPMG LLP.

Very truly yours,

KPMG LLP

Calgary, Canada
April 27, 2012

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.